UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

CareTrust REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 542-3140

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

   As disclosed in the Current Report on Form 8-K filed by the Company on March 11, 2025, CareTrust REIT, Inc. (the “Company”) previously announced (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers a firm intention to make a cash offer to acquire (the “Acquisition”), through its wholly-owned direct subsidiary, CR United Bidco Limited, the entire issued and to be issued ordinary share capital (other than Scheme Restricted Shares (as defined in the Rule 2.7 Announcement)) of Care REIT plc (“Target”).

   On May 8, 2025 (Pacific time), the Company closed the Acquisition.  The Acquisition was implemented by means of a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the United Kingdom Companies Act of 2006.  Pursuant to the Scheme, Target shareholders, other than Sanctions Disqualified Shareholders (as defined in the Rule 2.7 Announcement), will receive 108 pence in cash for each Target share they held, representing approximately $595.4 million, and, together with the assumption of Target’s net debt of approximately $245.1 million, represents a total purchase price of approximately $840.5 million.  Payments will be made in British pound sterling but are expressed in U.S. dollars based on the exchange rate of 0.75 GBP to 1.00 USD on May 9, 2025.

   The Company previously deposited $606.0 million in an escrow account to satisfy the purchase consideration in connection with the Acquisition. The deposit was funded partially by cash on hand and by borrowing an aggregate of $425.0 million under the Company’s existing unsecured revolving credit facility provided for under that certain Third Amended and Restated Credit and Guaranty Agreement, dated as of December 18, 2024, by and among the Company, CTR Partnership, L.P., KeyBank National Association as administrative agent, and certain other guarantors, lenders, arrangers, managers, syndication agents, and documentation agents that are parties thereto.

   The foregoing summary of the Acquisition is subject to, and qualified in its entirety by, the text of the Rule 2.7 Announcement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 11, 2025.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2025	CARETRUST REIT, INC.

	By:	/s/ William M. Wagner
William M. Wagner
Chief Financial Officer and Treasurer